SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported), July 21, 2004

MANUGISTICS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-22154	52-1469385
(Commission File Number No.)	(IRS Employer Identification No.)

9715 Key West Avenue
Rockville, Maryland 20850

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(301) 255-5000

Item 5. Other Events and Regulation FD Disclosure

On July 21, 2004, Manugistics Group, Inc. (the “Company”) issued a press release which is filed as Exhibit 99.1 hereto and incorporated by reference herein. The press release announces the Board of Directors’ appointment of Joe Cowan as Chief Executive Officer of the Company and the continuation of Gregory J. Owens as Chairman of the Board of the Company. The press release also announces the Board of Directors’ intention to adjourn the annual meeting of shareholders scheduled to be held on July 22, 2004 until August 19, 2004, as well as the Board of Directors’ intention to appoint Mr. Cowan to serve as a director of the Company following the conclusion of the adjourned annual meeting on August 19, 2004.

Item 7. Exhibits

(c) Exhibit 99.1 Press release dated July 21, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANUGISTICS GROUP, INC. (Registrant)

Dated: July 21, 2004	By /s/ Raghavan Rajaji

Raghavan Rajaji
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 21, 2004